Morgan Stanley Institutional Fund Trust - Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Mead Johnson Nutrition Co.
3.000% due 11/15/2020
Purchase/Trade Date:	  10/29/2015
Offering Price of Shares: $99.902
Total Amount of Offering:  $750,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: .023
Percentage of Fund's Total Assets: .17
Brokers:  J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., Morgan Stanley & Co. LLC,
HSBC Securities (USA) Inc., Merrill Lynch, Pierce,
Fenner & Smith Inc., Mitsubishi UFJ Securities
(USA) Inc.
Purchased From: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Chevron Corp. 1.790 due
11/16/2018
Purchase/Trade Date:	 11/9/2015
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: .024
Percentage of Fund's Total Assets: .29
Brokers:  Barclays, JP Morgan, Morgan Stanley,
BNP Paribas, Bofa Merrill Lynch, Citigroup, Wells
Fargo Securities, Goldman Sachs & Co., HSBC,
Deutsche Bank Securities, Mizuho Securities, RBC
Capital Markets, Societe Generale Standard
Chartered Bank, ANZ Securities, BBVA, Loop
Capital Markets, Sandler O'Neill +Partners LP,
Santander, SMBC Nikko, US Bancorp, The
Williams Capital Group LP
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings
of similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than
three years of continuous operations, must have one
of the three highest rating categories from at least
one NRSRO.
Securities Purchased:  Astrazeneca PLC 1.750%
due 11/16/2018
Purchase/Trade Date:	  11/10/2015
Offering Price of Shares: $100.000
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: .053
Percentage of Fund's Total Assets: .51
Brokers:  Barclays Capital Inc., HSBC Securities
(USA) Inc., Merrill Lynch, Pierce, Fenner & Smith
Inc., Morgan Stanley & Co. LLC, Citigroup Global
Markets Inc., Deutsche Bank Securities Inc., J.P.
Morgan Securities LLC
Purchased From: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Lockheed Martin
Corporation 2.500% due 11/23/2020
Purchase/Trade Date:	  11/16/2015
Offering Price of Shares: $99.641
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: .018
Percentage of Fund's Total Assets: .22
Brokers:  Citigroup Global Markets Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Credit Agricole Securities
(USA) Inc., Merrill Lynch, Pierce, Fenner & Smith
Inc., Mizuho Securities USA Inc., Wells Fargo
Securities, LLC, Lloyds Securities Inc., U.S.
Bancorp Investments, Inc., ANZ Securities, Inc.,
Barclays Capital Inc., RBC Capital Markets, LLC,
SMBC Nikko Securities America Inc., TD
Securities (USA) LLC, UniCredit Capital Markets
LLC, Academy Securities, Inc., Blavlock Beal Van,
LLC, C.L. King & Associates, Inc., Drexel
Hamilton, LLC, Mischler Financial Group, Inc.,
Samuel A. Ramirez & Company, Inc., Siebert
Brandford Shank & Co., LLC, The Williams
Capital Group, LP
Purchased From: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Westpac Banking Corp.
1.950% due 11/23/2018
Purchase/Trade Date:	  11/17/2015
Offering Price of Shares: $99.991
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: .038
Percentage of Fund's Total Assets: .36
Brokers:  Citigroup, JP Morgan, Morgan Stanley,
Scotiabank, TD Securities, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  The Bank of New York
Mellon Corp. 2.450% due 11/27/2020
Purchase/Trade Date:	  11/19/2015
Offering Price of Shares: $99.935
Total Amount of Offering:  $800,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: .066
Percentage of Fund's Total Assets: .51
Brokers:  Deutsche Bank Securities Inc., Morgan
Stanley & Co. LLC, Credit Suisse Securities (USA)
LLC, UBS Securities LLC, BNY Mellon Capital
Markets LLC, Keefe, Bruyette & Woods, Inc.,
Mizuho Securities USA Inc., RBC Capital Markets
LLC, Academy Securities, Inc., CAVU Securities
LLC, Drexel Hamilton LLC, Mischler Financial
Group, Inc., Multi-Bank Securities, Inc.
Purchased From: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings
of similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than
three years of continuous operations, must have one
of the three highest rating categories from at least
one NRSRO.
Securities Purchased:  Protective Life Corporation
2.700% due 11/25/2020
Purchase/Trade Date:	  11/19/2015
Offering Price of Shares: $99.912
Total Amount of Offering:  $400,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: .131
Percentage of Fund's Total Assets: .51
Brokers:  Barclays Capital Inc., Deutsche Bank
Securities Inc., BBVA Securities Inc., Fifth Third
Securities, Inc., Morgan Stanley & Co. LLC, PNC
Capital Markets LLC
Purchased From: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Citigroup Inc. 2.050% due
12/7/2018
Purchase/Trade Date:	  12/1/2015
Offering Price of Shares: $99.986
Total Amount of Offering:  $1,650,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: .029
Percentage of Fund's Total Assets: .32
Brokers:  Citigroup Global Markets Inc., BBVA
Securities Inc., Commerz Markets LLC, Credit
Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., KKR Capital Markets LLC,
Mitsubishi UFJ Securities (USA), Inc., Natixis
Securities Americas LLC, RBS Securities Inc.,
Blaylock Beal Van LLC, Capital One Securities,
Inc., CastleOak Securities LP, CIBC World Markets
Corp., C.L. King & Associates, Inc., Danske
Markets Inc., Fifth Third Securities, Inc., ING
Financial Markets LLC, Lebenthal & Co. LLC,
MFR Securities, Inc., Mizuho Securities USA Inc.,
National Bank of Canada Financial, Inc., Nykredit
Bank A/S, PNC Capital Markets LLC, RB
International Markets (USA) LLC, RedTail Capital
Markets LLC, Regions Securities LLC, Scotia
Capital (USA) Inc., SMBC Nikko Securities
America Inc., Standard Chartered Bank, SunTrust
Robinson Humphrey, Inc., Telsey Advisory Group
LLC
Purchased From: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Bank of Nova Scotia 1.950%
due 1/15/2019
Purchase/Trade Date:	  1/12/2016
Offering Price of Shares: $99.881
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund: .055
Percentage of Fund's Total Assets: .50
Brokers:  Scotiabank, Bofa Merrill Lynch, Barclays,
Citigroup, JP Morgan, Goldman Sachs & Co.,
Morgan Stanley, UBS Investment Bank, Wells
Fargo Securities
Purchased from: Scotia Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Pepsico Inc. 1.500 due
2/22/2019
Purchase/Trade Date:	  2/19/2016
Offering Price of Shares: $99.971
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: .075
Percentage of Fund's Total Assets: .31
Brokers:  BNP Paribas, JP Morgan, Morgan
Stanley, BBVA, Goldman Sachs, Mizuho, Barclays,
ING, Siebert Bradford Shank & Co LLC, US
Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Cisco Systems Inc. 1.600%
due 2/28/2019
Purchase/Trade Date:	  2/22/2016
Offering Price of Shares: $99.971
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: .070
Percentage of Fund's Total Assets: .48
Brokers:  Bofa Merrill Lynch, Barclays, JP Morgan,
Wells Fargo, BNP Paribas, HSBC, BB&T Capital
Markets, Citigroup, Credit Suisse, Duetsche Bank
Securities, Goldman Sachs, Lloyd Securities,
Morgan Stanley, RBC Capital Markets, Mischler
Financial Group
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Exxon Mobil Corp. 1.700%
due 3/1/2019
Purchase/Trade Date:	  2/29/2016
Offering Price of Shares: $100.000
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $775,000
Percentage of Offering Purchased by Fund: .062
Percentage of Fund's Total Assets: .53
Brokers:  Bofa Merrill Lynch, Citigroup, JP
Morgan, Barclays, Morgan Stanley, BNP Paribas,
HSBC, Mizuho Securities, Societe Generale,
Standard Chartered Bank, BNY Mellon Capital,
Credit Agricole CIB, Deutsche Bank, Lebenthal
Capital Markets, The Williams Capital Group LP,
US Bancorp, Wells Fargo Securities
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  PNC Bank National
Association 1.950% due 3/4/2019
Purchase/Trade Date:	  3/1/2016
Offering Price of Shares: $99.899
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $875,000
Percentage of Offering Purchased by Fund: .088
Percentage of Fund's Total Assets: .59
Brokers:  Citigroup, Barclays, Morgan Stanley,
PNC Capital Markets
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Hyundai Capital America
Inc. 2.500% due 3/18/2019
Purchase/Trade Date:	  3/14/2016
Offering Price of Shares: $99.931
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $775,000
Percentage of Offering Purchased by Fund: .129
Percentage of Fund's Total Assets: .52
Brokers:  Citigroup, JP Morgan, Morgan Stanley,
HSBC, SMBC Nikko, Societe Generale Corporate
& Investment Banking
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.